TRANSFER AGENCY AGREEMENT


      AGREEMENT made as of this 2nd day of May, 1994, between INVESCO Specialty Funds, Inc., a Maryland corporation, having its principal office and place of business at 7800 East Union Avenue, Denver, Colorado, 80237 (hereinafter referred to as the "Company") and INVESCO Funds Group, Inc., a Delaware corporation, having its principal place of business at 7800 E. Union Avenue, Denver, CO 80237 (hereinafter referred to as the "Transfer Agent").

                                   WITNESSETH:

      That for and in consideration of mutual promises hereinafter set forth, the Company and the Transfer Agent agree as follows:

      1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            (a) "Authorized Person" shall be deemed to include the President, any Vice President, the Secretary, Treasurer, or any other person, whether or not any such person is an officer or employee of the Company, duly authorized to give Oral Instructions and Written Instructions on behalf of the Company as indicated in a certification as may be received by the Transfer Agent from time to time;

            (b) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent, which is actually received by the Transfer Agent and signed on behalf of the Company by any two officers thereof;

            (c)   "Commission" shall have the meaning given it in the 1940 Act;

            (d) "Custodian" refers to the custodian of all of the securities and other moneys owned by the Company;

            (e) "Oral Instructions" shall mean verbal instructions actually received by the Transfer Agent from a person reasonably believed by the Transfer Agent to be an Authorized Person;

            (f)   "Prospectus"  shall mean the  currently  effective  prospectus
                  relating  to  the  Company's   Shares   registered  under  the
                  Securities Act of 1933;

            (g) "Shares" refers to the shares of common stock, $.01 par value, of the Company;

            (h)   "Shareholder" means a record owner of Shares;

            (i) "Written Instructions" shall mean a written communication actually received by the Transfer Agent where the receiver is able to verify with a reasonable degree of certainty the authenticity of the sender of such communication; and


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            (j)   The "1940 Act"  refers to the  Investment  Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

      2. Representation of Transfer Agent. The Transfer Agent does hereby represent and warrant to the Company that it has an effective registration statement on SEC Form TA-1 and, accordingly, has duly registered as a transfer agent as provided in Section 17A(c) of the Securities Exchange Act of 1934.

      3. Appointment of the Transfer Agent. The Company hereby appoints and constitutes the Transfer Agent as transfer agent for all of the Shares of the Company authorized as of the date hereof, and the Transfer Agent accepts such appointment and agrees to perform the duties herein set forth. If the board of directors of the Company hereafter reclassifies the Shares, by the creation of one or more additional series or otherwise, the Transfer Agent agrees that it will act as transfer agent for the Shares so reclassified on the terms set forth herein.

      4.    Compensation.

            (a) The Company will initially compensate the Transfer Agent for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto and incorporated herein.

            (b) The parties hereto will agree upon the compensation for acting as transfer agent for any series of Shares hereafter designated and established at the time that the Transfer Agent commences serving as such for said series, and such agreement shall be reflected in a Fee Schedule for that series, dated and signed by an authorized officer of each party hereto, to be attached to this Agreement.

            (c) Any compensation agreed to hereunder may be adjusted from time to time by attaching to this Agreement a revised Fee Schedule, dated and signed by an authorized officer of each party hereto, and a certified copy of the resolution of the board of directors of the Company authorizing such revised Fee Schedule.

            (d)   The   Transfer   Agent  will  bill  the  Company  as  soon  as
                  practicable after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule for the Company. The Company will promptly pay to the Transfer Agent the amount of such billing.

      5. Documents. In connection with the appointment of the Transfer Agent, the Company shall, on or before the date this Agreement goes into effect, file with the Transfer Agent the following documents:


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            (a)   A certified copy of the Articles of Incorporation of the
                  Company, including all amendments thereto, as then in effect;

            (b) A certified copy of the Bylaws of the Company, as then in effect;

            (c) Certified copies of the resolutions of the board of directors authorizing this Agreement and designating Authorized Persons to give instructions to the Transfer Agent;

            (d) A specimen of the certificate for Shares of the Company in the form approved by the board of directors, with a certificate of the Secretary of the Company as to such approval;

            (e) All account application forms and other documents relating to Shareholder accounts;

            (f) A certified list of Shareholders of the Company with the name, address and tax identification number of each Shareholder, and the number of Shares held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stops have been placed, together with the reasons for said stops, and the number of Shares redeemed by the Company;

            (g) Copies of all agreements then in effect between the Company and any agent with respect to the issuance, sale, or cancellation of Shares; and

            (h) An opinion of counsel for the Company with respect to the validity of the Shares.

      6. Further Documentation. The Company will also furnish from time to time the following documents:

            (a) Each resolution of the board of directors authorizing the original issue of Shares;

            (b) Each Registration Statement filed with the Commission, and amendments and orders with respect thereto, in effect with respect to the sale of Shares of the Company;

            (c) A certified copy of each amendment to the Articles of Incorporation and the Bylaws of the Company;

            (d) Certified copies of each resolution of the board of directors designating Authorized Persons to give instructions to the Transfer Agent;

            (e) Certificates as to any change in any officer, director, or Authorized Person of the Company;


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            (f)   Specimens of all new certificates for Shares accompanied by the Company's resolutions of the board of directors approving such forms; and

            (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Transfer Agent in the proper performance of its duties.

      7.    Certificates for Shares and Records Pertaining Thereto.

            (a) At the expense of the Company, the Transfer Agent shall maintain an adequate supply of blank share certificates to meet the Transfer Agent's requirements therefor. Such share certificates shall be properly signed by facsimile. The Company agrees that, notwithstanding the death, resignation, or removal of any officer of the Company whose signature appears on such certificates, the Transfer Agent may continue to countersign certificates which bear such signatures until otherwise directed by the Company.

            (b) The Transfer Agent agrees to prepare, issue and mail certificates as requested by the Shareholders for Shares of the Company in accordance with the instructions of the Company and to confirm such issuance to the Shareholder and the Company or its designee.

            (c) The Company hereby authorizes the Transfer Agent to issue replacement share certificates in lieu of certificates which have been lost, stolen or destroyed, without any further action by the board of directors or any officer of the Company, upon receipt by the Transfer Agent of properly executed affidavits or lost certificate bonds, in form satisfactory to the Transfer Agent, with the Company and the Transfer Agent as obligees under any such bond.

            (d) The Transfer Agent shall also maintain a record of each certificate issued, the number of Shares represented thereby and the holder of record. The Transfer Agent shall further maintain a stop transfer record on lost and/or replaced certificates.

            (e) The Transfer Agent may establish such additional rules and regulations governing the transfer or registration of certificates for Shares as it may deem advisable and consistent with such rules and regulations generally adopted by transfer agents.

      8.    Sale of Company Shares.

            (a) Whenever the Company or its authorized agent shall sell or cause to be sold any Shares, the Company or its authorized agent shall provide or cause to be provided to the Transfer Agent information including: (i) the number of Shares sold, trade date, and price; (ii) the amount of money to be delivered to the Custodian for the sale of such Shares; (iii) in the case of a new account, a new account application or sufficient information to establish an account.

            (b) The Transfer Agent will, upon receipt by it of a check or other payment identified by it as an investment in Shares of the Company and drawn or endorsed to the Transfer Agent as agent for, or identified as being for the account of, the Company, promptly deposit such check or other payment to the appropriate account postings necessary to reflect the investment. The Transfer Agent will notify the Company, or its designee, and the Custodian of all purchases and related account adjustments.

            (c) Upon receipt of the notification required under paragraph (a) hereof and the notification from the Custodian that such money has been received by it, the Transfer Agent shall issue to the purchaser or his authorized agent such Shares as he is entitled to receive, based on the appropriate net asset value of the Company's Shares, determined in accordance with applicable federal law or regulation, as described in the Prospectus for the Company. In issuing Shares to a purchaser or his authorized agent, the Transfer Agent shall be entitled to rely upon the latest written directions, if any, previously received by the Transfer Agent from the purchaser or his authorized agent concerning the delivery of such Shares.

            (d) The Transfer Agent shall not be required to issue any Shares of the Company where it has received Written Instructions from the Company or written notification from any appropriate federal or state authority that the sale of the Shares of the Company has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon such Written Instructions or written notification.

            (e) Upon the issuance of any Shares of the Company in accordance with the foregoing provision of this Article, the Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by the Company in connection with such issuance.

      9. Returned Checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, the Transfer Agent will: (i) give prompt notice of such return to the Company or its designee; (ii) place a stop transfer order against all Shares issued or held on deposit as a result of such check or order; (iii) in the case of any Shareholder who has obtained redemption checks, place a stop payment order on the checking account on which such checks are issued; and (iv) take such other steps as the Transfer Agent may, in its discretion, deem appropriate or as the Company or its designee may instruct.

      10.   Redemptions.

            (a) Redemptions By Mail or In Person. Shares of the Company will be redeemed upon receipt by the Transfer Agent of: (i) a written request for redemption, signed by each registered owner exactly as the Shares are registered; (ii) certificates properly endorsed for any Shares for which certificates have been issued; (iii) signature guarantees to the extent required by the Transfer Agent as described in the Prospectus for the Company; and (iv) any additional documents required by the Transfer Agent for redemption by corporations, executors, administrators, trustees and guardians.

            (b) Wire Orders or Telephone Redemptions. The Transfer Agent will, consistent with procedures which may be established by the Company from time to time for redemption by wire or telephone, upon receipt of such a wire order or telephone redemption request, redeem Shares and transmit the proceeds of such redemption to the redeeming Shareholder as directed. All wire or telephone redemptions will be subject to such additional requirements as may be described in the Prospectus for the Company. Both the Company and the Transfer Agent reserve the right to modify or terminate the procedures for wire order or telephone redemptions at any time.

            (c) Processing Redemptions. Upon receipt of all necessary information and documentation relating to a redemption, the Transfer Agent will issue to the Custodian an advice setting forth the number of Shares of the Company received by the Transfer Agent for redemption and that such shares are valid and in good form for redemption. The Transfer Agent shall, upon receipt of the moneys paid to it by the Custodian for the redemption of Shares, pay such moneys to the Shareholder, his authorized agent or legal representative.

      11. Transfers and Exchanges. The Transfer Agent is authorized to review and process transfers of Shares of the Company and to the extent, if any, permitted in the Prospectus for the Company, exchanges between the Company and other mutual funds advised by INVESCO Funds Group, Inc., on the records of the Company maintained by the Transfer Agent. If Shares to be transferred are represented by outstanding certificates, the Transfer Agent will, upon surrender to it of the certificates in proper form for transfer, and upon cancellation thereof, countersign and issue new certificates for a like number of Shares and deliver the same. If the Shares to be transferred are not represented by outstanding certificates, the Transfer Agent will, upon an order therefor by or on behalf of the registered holder thereof in proper form, credit the same to the transferee on its books. If Shares are to be exchanged for Shares of another mutual fund, the Transfer Agent will process such exchange in the same manner as a redemption and sale of Shares, except that it may
            in  its  discretion   waive   requirements   for   information   and
            documentation.

      12. Right to Seek Assurances. The Transfer Agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Transfer Agent, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis for any claims adverse to such transfer or redemption. The Transfer Agent may, in effecting transfers, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, which in the opinion of legal counsel for the Company or of its own legal counsel protect it in not requiring certain documents in connection with the transfer or redemption of Shares of the Company, and the Company shall indemnify the Transfer Agent for any act done or omitted by it in reliance upon such laws or opinions of counsel to the Company or of its own counsel.

      13.   Distributions.

            (a) The Company will promptly notify the Transfer Agent of the declaration of any dividend or distribution. The Company shall furnish to the Transfer Agent a resolution of the board of directors of the Company certified by the Secretary authorizing the declaration of dividends and authorizing the Transfer Agent to rely on Oral Instructions or a Certificate specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per share to Shareholders of record as of that date, and the total amount payable to the Transfer Agent on the payment date.

            (b) The Transfer Agent will, on or before the payable date of any dividend or distribution, notify the Custodian of the estimated amount of cash required to pay said dividend or distribution, and the Company agrees that, on or before the mailing date of such dividend or distribution, it shall instruct the Custodian to place in a dividend disbursing account funds equal to the cash amount to be paid out. The Transfer Agent, in accordance with Shareholder instructions, will calculate, prepare and mail checks to, or (where appropriate) credit such dividend or distribution to the account of, Company Shareholders, and maintain and safeguard all underlying records.

            (c) The Transfer Agent will replace lost checks upon receipt of properly executed affidavits and maintain stop payment orders against replaced checks.

            (d) The Transfer Agent will maintain all records necessary to reflect the crediting of dividends which are reinvested in Shares of the Company.

            (e) The Transfer Agent shall not be liable for any improper payments made in accordance with the resolution of the board of directors of the Company.

            (f) If the Transfer Agent shall not receive from the Custodian sufficient cash to make payment to all Shareholders of the Company as of the record date, the Transfer Agent shall, upon notifying the Company, withhold payment to all Shareholders of record as of the record date until such sufficient cash is provided to the Transfer Agent.

      14. Other Duties. In addition to the duties expressly provided for herein, the Transfer Agent shall perform such other duties and functions as are set forth in the Fee Schedules(s) hereto from time to time.

      15. Taxes. It is understood that the Transfer Agent shall file such appropriate information returns concerning the payment of dividends and capital gain distributions with the proper federal, state and local authorities as are required by law to be filed by the Company and shall withhold such sums as are required to be withheld by applicable law.

      16.   Books and Records.

            (a) The Transfer Agent shall maintain records showing for each investor's account the following: (i) names, addresses, tax identifying numbers and assigned account numbers; (ii) numbers of Shares held; (iii) historical information regarding the account of each Shareholder, including dividends paid and date and price of all transactions on a Shareholder's account; (iv) any stop or restraining order placed against a Shareholder's account; (v) information with respect to withholdings in the case of a foreign account; (vi) any capital gain or dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of a Shareholder's account; (vii) certificate numbers and denominations for any Shareholders holding certificates; and
                  (viii) any information required in order for the Transfer Agent to perform the calculations contemplated or required by this Agreement.

            (b) Any records required to be maintained by Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act. Such records may be inspected by the Company at reasonable times. The Transfer Agent may, at its option at any time, and shall forthwith upon the Company's demand, turn over to the Company and cease to retain in the Transfer Agent's files, records and documents created and maintained by the Transfer Agent in performance of its services or for its protection. At the end of the six-year retention period, such records and documents will either be turned over to the Company, or destroyed in accordance with the Company's authorization.

      17.   Shareholder Relations.

            (a) The Transfer Agent will investigate all Shareholder inquiries related to Shareholder accounts and respond promptly to correspondence from Shareholders.

            (b) The Transfer Agent will address and mail all communications to Shareholders or their nominees, including proxy material and periodic reports to Shareholders.

            (c) In connection with special and annual meetings of Shareholders, the Transfer Agent will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, and certify to the Secretary of the Company Shares to be voted at meetings.

      18.   Reliance by Transfer Agent; Instructions.

            (a) The Transfer Agent shall be protected in acting upon any paper or document believed by it to be genuine and to have been signed by an Authorized Person and shall not be held to have any notice of any change of authority of any person until receipt of written certification thereof from the Company. It shall also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Company and the proper countersignature of the Transfer Agent.

            (b) At any time the Transfer Agent may apply to any Authorized Person of the Company for Written Instructions, and, at the expense of the Company, may seek advice from legal counsel for the Company, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or with the opinion of such counsel. In addition, the Transfer Agent, its officers, agents or employees, shall accept instructions or requests given to them by any person representing or acting on behalf of the Company only if said representative is known by the Transfer Agent, its officers, agents or employees, to be an Authorized Person. The Transfer Agent shall have no duty or obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act done by it upon the request or direction of Authorized Persons of the Company.

            (c) Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issue or sale of any Shares of the Company, or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares of the Company, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Company, or the legality of the issue of any Shares of the Company in payment of any stock dividend; or
                  (iv) the legality of any recapitalization or readjustment of the Shares of the Company.

      19.   Standard of Care and Indemnification.

            (a) The Transfer Agent may, in connection with this Agreement, employ agents or attorneys in fact, and shall not be liable for any loss arising out of or in connection with its actions under this Agreement so long as it acts in good faith and with due diligence, and is not negligent or guilty of any willful misconduct.

            (b) The Company hereby agrees to indemnify and hold harmless the Transfer Agent from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of, or as a result of:
                  (i) any action taken or omitted to be taken by the Transfer Agent in good faith in reliance upon any Certificate, instrument, order or stock certificate believed by it to be genuine and to be signed, countersigned or executed by any duly Authorized Person, upon the Oral Instructions or Written Instructions of an Authorized Person of the Company or upon the opinion of legal counsel for the Company or its own counsel; or (ii) any action taken or omitted to be taken by the Transfer Agent in connection with its appointment in good
                  faith  in  reliance   upon  any  law,   act,   regulation   or
                  interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification hereunder shall not apply to actions or omissions of the Transfer Agent or its directors, officers, employees or agents in cases of its own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

      20. Affiliation Between Company and Transfer Agent. It is understood that the directors, officers, employees, agents and Shareholders of the Company, and the officers, directors, employees, agents and shareholders of the Company's investment adviser, INVESCO Funds Group, Inc. (the "Adviser"), are or may be interested in the Transfer Agent as directors, officers, employees, agents, shareholders, or otherwise, and that the directors, officers, employees, agents or shareholders of the Transfer Agent may be interested in the Company as directors, officers, employees, agents, shareholders, or otherwise, or in the Adviser as officers, directors, employees, agents, shareholders or otherwise.

      21.   Term.

            (a) This Agreement shall become effective on May 2, 1994, and shall continue in effect for an initial term expiring April 30, 1995, and from year to year thereafter, so long as such continuance is specifically approved at least annually both:
                  (i) by either the board of directors or the vote of a majority of the outstanding voting securities of the Company; and (ii) by a vote of the majority of the directors who are not interested persons of the Company (as defined in the 1940 Act) cast in person at a meeting called for the purpose of voting upon such approval.

            (b) Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall not be less than 60 days after the date of receipt of such notice. In the event such notice is given by the Company, it shall be accompanied by a resolution of the board of directors, certified by the Secretary, electing to terminate this Agreement and designating a successor transfer agent.

      22. Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement, and (i) authorized or approved by the resolution of the board of directors, including a majority of the directors of the Company who are not interested persons of the Company as defined in the 1940 Act, or (ii) authorized and approved by such other procedures as may be permitted or required by the 1940 Act.

      23. Subcontracting. The Company agrees that the Transfer Agent may, in its discretion, subcontract for certain of the services to be provided hereunder; provided, however, that the transfer agent will be liable to the Company for any loss arising out of or in connection with the actions of any subcontractor, if the subcontractor fails to act in good faith and with due diligence or is negligent or guilty of any willful misconduct.

      24.   Miscellaneous.

            (a) Any notice and other instrument in writing, authorized or required by this Agreement to be given to the Company or the Transfer Agent, shall be sufficiently given if addressed to that party and mailed or delivered to it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Company:

                  INVESCO Specialty Funds, Inc.
                  Post Office Box 173706
                  Denver, Colorado  80217-3706
                       Attention: Dan J. Hesser, President

                  To the Transfer Agent:

                  INVESCO Funds Group, Inc.
                  Post Office Box 173706
                  Denver, Colorado  80217-3706
                    Attention:  Ronald L. Grooms, Senior Vice President

            (b) This Agreement shall not be assignable and in the event of its assignment (in the sense contemplated by the 1940 Act), it shall automatically terminate.

            (c) This Agreement shall be construed in accordance with the laws of the State of Colorado.

            (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers thereunder duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                              INVESCO SPECIALTY FUNDS, INC.


                              By: /s/ Dan J. Hesser
                                  -------------------------
                                  Dan J. Hesser, President
ATTEST:

/s/ Glen A. Payne
------------------------
Glen A. Payne, Secretary

                              INVESCO FUNDS GROUP, INC.

ATTEST:
                              By: /s/ Ronald L. Grooms
/s/ Glen A. Payne                 -------------------------
------------------------          Ronald L. Grooms,
Glen A. Payne,Secretary           Senior Vice  President

                                  FEE SCHEDULE

                                       for

      Services Pursuant to Transfer Agency Agreement, dated May 2, 1994, between INVESCO Specialty Funds, Inc. (the "Company") and INVESCO Funds Group, Inc. as Transfer Agent (the "Agreement").

      Account Maintenance Charges. Fees are based on an annual charge set forth below per shareholder account or omnibus account participant for account maintenance, as described in the Agreement. This charge, in the amount of $14.00 per shareholder account per year, or in the case of omnibus accounts that are invested in the Company, $14.00 per participant in such accounts per year, is billable monthly at the rate of one-twelfth (1/12) of the annual fee. A charge is made for an account in the month that it opens or closes, as well as in each month which the account remains open, regardless of the account balance.

      Expenses. The Company shall not be liable for reimbursement to the Transfer Agent of expenses incurred by it in the performance of services pursuant to the Agreement, provided, however, that nothing herein or in the Agreement shall be construed as affecting in any manner any obligations assumed by the Company with respect to expense payment or reimbursement pursuant to a separate written agreement between the Company and the Transfer Agent or any affiliate thereof.

                              INVESCO SPECIALTY FUNDS, INC.


                              By: /s/ Dan J. Hesser
                                  ------------------------
                                  Dan J. Hesser, President

ATTEST:

/s/ Glen A. Payne
------------------------
Glen A. Payne, Secretary

                              INVESCO FUNDS GROUP, INC.


                              By: /s/ Ronald L. Grooms
                                  -----------------------
                                  Ronald L. Grooms,
ATTEST:                           Senior Vice President

/s/ Glen A. Payne
--------------------------
Glen A. Payne, Secretary